CERTIFICATE OF DESIGNATION
of
5% CUMULATIVE CONVERTIBLE PREFERRED SHARES, SERIES B
of
ECOLOGY COATINGS, INC.

ECOLOGY COATINGS, INC. is a Nevada corporation created and existing under the laws of the state of Nevada (the “Company”), and DOES HEREBY CERTIFY:

Section 1. Designation; Number.

This series of Convertible Preferred Shares, Series B is designated as the “Convertible Preferred Shares, Series B” (“Convertible Preferred Shares, Series B”). The number of shares constituting the Convertible Preferred Shares, Series B is 240 shares, par value $0.001 per share.

Section 2. Conversion.

The Convertible Preferred Shares, Series B can be converted at the Purchaser’s option at any time into shares of the Company’s common stock at a conversion price equal to seventy-seven (77%) percent of the average closing price of the Company’s common stock as quoted on the Over the Counter Bulletin Board, or, where applicable, other national exchange, for the five (5) business days preceding the First Closing or, as applicable, any Additional Closing as defined in that Securities Purchase Agreement dated September 30, 2009 (the “Conversion Price”). The number of common shares will be determined by dividing the stated value of the Convertible Preferred Shares, Series B to be converted by the Conversion Price.

Any such conversion may be effected by the holder of Convertible Preferred Shares, Series B by surrendering such holder’s certificate or certificates for the shares of Convertible Preferred Shares, Series B to be converted, duly endorsed, at the office of the Corporation or the office of any transfer agent for the Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of such shares of Convertible Preferred Shares, Series B. Promptly thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be made at the close of business on the date of such surrender and the person entitled to receive the shares of Common Stock issuable on such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

Section 3. Voting Rights.

The Company cannot alter or adversely change the rights of the Convertible Preferred Shares, Series B,  amend its articles of incorporation or other charter documents in such a way that it would adversely affect the rights of the Convertible Preferred Shares, Series B.

Section 4. Dividends.

The holders of shares of Series A Convertible Preferred Shares, Series B shall receive cumulative dividends of 5% payable semi-annually on June 1 and December 1 commencing December 1, 2009.  In the event that funds are not available to pay any dividend on the Convertible Preferred Shares, Series B, the Company may pay the amount of the dividend in additional Convertible Preferred Shares, Series B.

Section 5. Redemption.

In the event of any liquidation, dissolution, winding up or insolvency of the Corporation, whether voluntary or involuntary, before any distribution or payment is made to any holders of shares of Common Stock or any other class or series of capital stock of the Company designated to be junior to the Convertible Preferred Shares, Series B, and subject to the liquidation rights and preferences of any class or series of preferred stock designated in the future to be senior to, or on a parity with, the Convertible Preferred Shares, Series B with respect to liquidation preferences, the holders of Convertible Preferred Shares, Series B shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of capital stock of all classes whether such assets are capital, surplus or earnings together with the amount of any accrued or capitalized dividends in respect thereof (the “Liquidation Preference”). After payment in full to the holders of Convertible Preferred Shares, Series B of the Liquidation Preference, holders of the Convertible Preferred Shares, Series B shall, as such, have no right or claim to any of the remaining Available Assets.

Section 6. Additional Definitions.

For purposes of these resolutions, the following terms shall have the following meanings:

“Common Stock” refers to the common stock of the Corporation, par value $0.001 per share.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be executed by a duly authorized officer of the Corporation as of this 30th day of September, 2009.

ECOLOGY COATINGS, INC.
By: /s/ Robert G. Crockett Name: Robert G. Crockett
Title: CEO

ANNEX TO
CERTIFICATE OF DESIGNATION
NOTICE OF CONVERSION
To: Ecology Coatings, Inc.

Reference is made to that certain Certificate of Designation of 5% Cumulative Convertible Preferred Shares, Series B (the “5% Designation”). Capitalized terms used but not defined herein have the meanings set forth in the 5% Designation. Pursuant to the 5% Designation, the undersigned, being a holder of 5% Cumulative Convertible Preferred Shares, Series B (an “Exercising Holder”), hereby elects to exercise its conversion rights as to a portion or portions of its 5% Cumulative Convertible Preferred Shares, Series B, all as specified opposite its signature below:

Dated:

NUMBER OF 5%
	EXERCISING HOLDER	CUMULATIVE
CONVERTIBLE
PREFERRED SHARES,
SERIES A-1 TO BE
CONVERTED TO
Name	Signature	COMMON SHARES